UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2010

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Orphan Drug Status for CEQ508

On December 29, 2010, Marina Biotech, Inc. (the “Company”) issued a press release to announce that the U.S. Food and Drug Administration has granted orphan drug designation to the Company’s drug candidate CEQ508 for the treatment of Familial Adenomatous Polyposis. A copy of the press release is attached as Exhibit 99.1 hereto.

Amendment of Agreement with Par Pharmaceutical

On December 22, 2010, the Company entered into an amendment of that certain Asset Purchase Agreement, dated as of March 31, 2009, between Par Pharmaceutical, Inc. (“Par”) and the Company (the “Purchase Agreement”), pursuant to which the Company will receive from Par a lump-sum cash payment in the amount of $700,000 in lieu of profit sharing for five years on commercial sales of generic calcitonin-salmon nasal spray. The Company previously sold to Par all of its assets relating to generic calcitonin-salmon nasal spray pursuant to the Asset Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc., dated December 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

December 29, 2010	By:	/S/ J. MICHAEL FRENCH
	Name:	J. Michael French
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Marina Biotech, Inc., dated December 29, 2010